EMC INSURANCE GROUP INC.
                             ORGANIZATIONAL CHART


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EMCASCO Insurance        EMC                 Farm and City           EMC
  Company            Reinsurance               Insurance         Underwriters,
Illinois EMCASCO       Company                 Company               Ltd.
  Insurance Company
Dakota Fire
  Insurance Company
                                 128
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